EXHIBIT 99.1
For Immediate Release
Contact:
Debi Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian, Inc. To Continue Stock Repurchase Program
     ATLANTA, Ga., April 16, 2008—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, announced today that its Board of Directors has authorized the repurchase of an additional $10 million of its common stock over a period ending no later than April 15, 2009. This repurchase program follows a $30 million repurchase program announced in August 2007. Under that program, the company repurchased approximately 2.8 million shares at an average price of $10.62 per share, fulfilling that authority on April 7, 2008.
     Any purchases under Lodgian, Inc.’s stock repurchase program may be made, from time to time, in the open market, through block trades or otherwise, including pursuant to a trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Depending on share price, market conditions, Lodgian’s cash requirements, and other factors, these purchases may be commenced or suspended at any time or from time to time without prior notice. Repurchased shares will be held as treasury stock, and will be available for use in connection
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with the company’s stock option plans and other compensation programs, or for other corporate purposes as determined by the company’s board of directors. As of April 11, 2008, the company had 21,975,210 shares of common stock outstanding.
Forward-Looking and Cautionary Statements
     Except for the historical information and discussion contained herein, this press release may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words “guidance,” “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements.
     Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations, the timing and amount of receipt of insurance proceeds, the marketability of the company’s assets held for sale, the company’s ability to refinance its debt obligations in the ordinary course of business, the company’s ability to successfully pursue alternative uses for certain of its properties, the realization of expected improvements in results of operations, the absence of industry-wide disruptions, and other risks detailed from time to time in the company’s filing with the SEC, including under the heading “Risk Factors” in Lodgian’s most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on
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which the statement is made. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.
About Lodgian, Inc.
     Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 46 hotels with 8,432 rooms located in 24 states and Canada. Of the company’s 46-hotel portfolio, 25 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 12 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott and Residence Inn by Marriott), three are Hilton brands, and four are affiliated with three other nationally recognized franchisors. Two hotels are independent, unbranded properties. For more information about Lodgian, visit the company’s Web site: www.lodgian.com.